Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 25, 2010 on the 2010 consolidated financial statements included in the Annual Report of Miller Energy Resources, Inc. on Form 10-K for the year ended April 30, 2012.  We hereby consent to the incorporation by reference of said report in the Post Effective Amendment No. 1 to the Registration Statement of Miller Energy Resources, Inc. on Form S-8, SEC File No. 333-171106, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Sherb & Co., LLP

Sherb & Co., LLP

New York, New York

September 26, 2012